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                                                                     EXHIBIT 9.2

                                                                       EXHIBIT G

             AMENDMENT TO MAJOR STOCKHOLDERS VOTING TRUST AGREEMENT

              EXTENSION OF TERM OF MAJOR STOCKHOLDERS' VOTING TRUST

         The Major Stockholders' Voting Trust, under a Trust Agreement (the "Agreement") dated as of June 2, 1990 as amended April 3, 1991 and May 30, 1991, holding shares of Capital Stock of Campbell Soup Company, by its terms will terminate on June 1, 2000, under Section 2 of the Agreement.

         The undersigned, being all of the Representatives as defined in Section 7 of the Agreement, hereby agree to amend the Agreement under Section 17, so that the Trust will continue in existence and terminate on June 1, 2003.

Dated: March 2, 2000

                                        /s/   Dorrance H. Hamilton
                                            ------------------------------------
                                                Dorrance H. Hamilton
                                              Representative of Hamilton
                                              Group and Trustee

                                        /s/   Hope H. van Beuren
                                            ------------------------------------
                                                 Hope H. van Beuren
                                              Representative of van Beuren Group


      AGREED TO:

      /s/   Charles H. Mott
          --------------------------
              Charles H. Mott
            Trustee

      /s/   John A. van Beuren
          --------------------------
              John A. van Beuren
            Trustee